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                                                                     Exhibit 3.2

                        AMENDED AND RESTATED ARTICLES OF
                                 INCORPORATION

                                       OF

                          LIGHT SCIENCES ONCOLOGY, INC.

                                 ARTICLE 1. NAME

          The name of this corporation is Light Sciences Oncology, Inc.

                                ARTICLE 2. SHARES

2.1 AUTHORIZED CAPITAL

     The total number of shares which this corporation (hereinafter also referred to as the "CORPORATION") is authorized to issue is 150,000,000, consisting of 120,000,000 shares of common stock, par value $0.001 per share (hereinafter referred to as "COMMON STOCK"), and 30,000,000 shares of preferred stock, par value $0.001 per share (hereinafter referred to as "PREFERRED STOCK").

2.2 ISSUANCE OF PREFERRED STOCK IN SERIES

     The Preferred Stock may be issued from time to time in one or more series in any manner permitted by law and the provisions of these Articles of Incorporation of the Corporation, as determined from time to time by the Board of Directors and stated in the resolution or resolutions providing for the issuance thereof, prior to the issuance of any shares thereof. The Board of Directors shall have the authority to fix and determine and to amend, subject to the provisions hereof, the designation, preferences, limitations and relative rights of the shares of any series that is wholly unissued or to be established. Unless otherwise specifically provided in the resolution establishing any series, the Board of Directors shall further have the authority, after the issuance of shares of a series whose number it has designated, to amend the resolution establishing such series to decrease the number of shares of that series, but not below the number of shares of such series then outstanding.

                          ARTICLE 3. PREEMPTIVE RIGHTS

     No preemptive rights shall exist with respect to shares of stock or securities convertible into or exercisable for shares of stock of this Corporation.

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                          ARTICLE 4. CUMULATIVE VOTING

     The right to cumulate votes in the election of Directors shall not exist with respect to shares of stock of this Corporation.

                              ARTICLE 5. DIRECTORS

     The number of Directors of this Corporation shall be determined in the manner provided by the Bylaws and may be increased or decreased from time to time in the manner provided therein.

     The Board of Directors shall be divided into three classes, with said classes to be as equal in number as may be possible, with any Director or Directors in excess of the number divisible by three being assigned to Class 2 and Class 3, as the case may be. Each Class 1 Director shall be elected to serve until the next ensuing annual meeting of shareholders, each Class 2 Director shall be elected to serve until the second ensuing annual meeting of shareholders and each Class 3 Director shall be elected to serve until the third ensuing annual meeting of shareholders, after which, in each case, Directors in each class shall be elected to three year terms. Notwithstanding any of the foregoing provisions of this Article, Directors shall serve until their successors are elected and qualified or until their earlier death, resignation or removal from office, or until there is a decrease in the size of the Board of Directors.

     The Directors of this Corporation may be removed only for cause; such removal shall be by the holders of not less than two-thirds of the shares entitled to elect the Director or Directors whose removal is sought in the manner provided by the Bylaws.

     Any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors, shall, except as otherwise provided by law, be filled only by the affirmative vote of a majority of the Directors then in office, even though less than a quorum of the Board of Directors, and not by the shareholders, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships may be filled by the shareholders. A Director elected to fill a vacancy shall serve only until the next election of Directors by the shareholders.

                                ARTICLE 6. BYLAWS

     The Board of Directors shall have the power to adopt, amend or repeal the Bylaws of this Corporation, subject to the power of the shareholders to amend or repeal such Bylaws. The shareholders shall also have the power to amend or repeal


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the Bylaws of this Corporation and to adopt new Bylaws; provided, however, that, in addition to any vote of the holders of any class or series of stock of the corporation required by law or by these Articles of Incorporation, the affirmative vote of not less than two-thirds of the outstanding shares of the Corporation entitled to vote in the election of Directors, voting together as a single class, shall be required to adopt, amend or repeal any provision of the Bylaws of the corporation.

               ARTICLE 7. AMENDMENTS TO ARTICLES OF INCORPORATION

     This Corporation reserves the right to amend or repeal any of the provisions contained in these Articles of Incorporation in any manner now or hereafter permitted by law, and the rights of the shareholders of this Corporation are granted subject to this reservation.

7.1. SUPERMAJORITY VOTING

     Except as provided in Section 7.2 or Section 7.3, the provisions in the following Articles may be amended or repealed only upon the affirmative vote of the holders of not less than two-thirds of the outstanding shares entitled to vote thereon, and, to the extent, if any, provided by resolution adopted by the Board of Directors authorizing the issuance of a class or series of Common Stock or Preferred Stock or required by the provisions of the Washington Business Corporation Act, the affirmative vote of holders of not less than two-thirds of the outstanding shares of such class or series, voting as a separate voting group:

     Article 5 ("Directors")

     Article 6 ("Bylaws")

     Article 7 ("Amendments to Articles of Incorporation")

     Article 8 ("Limitation of Director Liability")

     Article 9 ("Indemnification")

     Article 11 ("Special Voting Requirements")

     Article 12 ("Special Meeting of Shareholders")

7.2. MAJORITY VOTING

     Notwithstanding the provisions of Section 7.1, and except as provided in
Section 7.3, an amendment or repeal of an Article identified in Section 7.1 that is approved by a majority of the Continuing Directors (as defined in


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Section 11.1), voting separately and as a subclass of Directors, shall require the affirmative vote of the holders of not less than a majority of the outstanding shares entitled to vote thereon and, to the extent, if any, provided by resolution adopted by the Board authorizing the issuance of a class or series of Common Stock or Preferred Stock or required by the provisions of the Washington Business Corporation Act, by the affirmative vote of the holders of not less than a majority of the outstanding shares of such class or series, voting as a separate voting group.

7.3. NO SHAREHOLDER VOTE

     Notwithstanding the provisions of Section 7.1 or 7.2 hereof, if the amendment or repeal of any Article not identified in Section 7.1 shall have been approved by a majority of the Continuing Directors, voting separately and as a subclass of Directors, and if such amendment or repeal is not otherwise required to be approved by this Corporation's shareholders pursuant to the provisions of the Washington Business Corporation Act or of these Articles of Incorporation other than this Article 7, then no vote of the shareholders of this Corporation shall be required for approval of such amendment or repeal.

                   ARTICLE 8. LIMITATION OF DIRECTOR LIABILITY

     To the full extent that the Washington Business Corporation Act, as it exists on the date hereof or may hereafter be amended, permits the limitation or elimination of the liability of Directors, a Director of this Corporation shall not be liable to this Corporation or its shareholders for monetary damages for conduct as a Director. Any amendments to or repeal of this Article 8 shall not adversely affect any right or protection of a Director of this Corporation for or with respect to any acts or omissions of such Director occurring prior to such amendment or repeal.

                           ARTICLE 9. INDEMNIFICATION

     This Corporation shall indemnify any individual made a party to a proceeding because that individual is or was a director of this Corporation and shall advance or reimburse the reasonable expenses incurred by such individual in advance of final disposition of the proceeding, without regard to the limitations in RCW 23B.08.510 through 23B.08.550 of the Washington Business Corporation Act, or any other limitation which may hereafter be enacted to the extent such limitation may be disregarded if authorized by the Articles of Incorporation, to the full extent and under all circumstances permitted by applicable law.


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                         ARTICLE 10. SHAREHOLDER ACTIONS

     Any action required or permitted to be taken at a shareholders' meeting may be taken without a meeting or a vote if either:

     (i) the action is taken by written consent of all shareholders entitled to vote on the action; or

     (ii) so long as this Corporation is not a public company (as defined in Section 23B.01.400 of the Washington Business Corporation Act), the action is taken by written consent of shareholders holding of record, or otherwise entitled to vote, in the aggregate not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on the action were present and voted.

     To the extent the Washington Business Corporation Act requires prior notice of any such action to be given to nonconsenting or nonvoting shareholders, such notice shall be made prior to the date on which the action becomes effective, as required by the Washington Business Corporation Act. The form of the notice shall be sufficient to apprise the nonconsenting or nonvoting shareholder of the nature of the action to be effected, in a manner approved by the directors of this Corporation or by the committee or officers to whom the board has delegated that responsibility.

                     ARTICLE 11. SPECIAL VOTING REQUIREMENTS

     In addition to any affirmative vote required by law, by these Articles of Incorporation or otherwise, any Significant Transaction (as hereinafter defined) involving this Corporation shall be subject to approval in the manner set forth in this Article 11.

11.1. DEFINITIONS

     For the purposes of this Article 11:

     (a) "SIGNIFICANT TRANSACTION" means (i) a merger, share exchange or consolidation of this Corporation or any of its Subsidiaries with any other corporation, partnership, limited liability company or other entity, (ii) the sale, lease, exchange or other disposition, whether in one transaction or a series of transactions, by this Corporation or any of its Subsidiaries of all or substantially all of this Corporation's assets or any of its Subsidiaries' assets otherwise than in the usual and regular course of business (but shall not include the mortgage, pledge or other encumbrance of any or all of the assets of this Corporation or any of its Subsidiaries whether or not in the usual and regular course of business),


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          (iii) the dissolution of this Corporation or (iv) any agreement, contract or other arrangement providing for any of the foregoing transactions..

     (b) "CONTINUING DIRECTOR" means any member of the Board of Directors who was a member of the Board of Directors on [effective date of initial public offering], 2006 or who is elected to the Board of Directors after [effective date of initial public offering], 2006 upon the recommendation of a majority of the Continuing Directors voting separately and as a subclass of Directors on such recommendation.

     (c) "SUBSIDIARY" means a domestic or foreign corporation, a majority of the outstanding voting shares of which are owned, directly or indirectly, by this Corporation.

11.2. VOTE REQUIRED FOR SIGNIFICANT TRANSACTIONS

     11.2.1. SUPERMAJORITY VOTE

     Except as provided in subsections 11.2.2 and 11.2.3 hereof, the affirmative vote of the holders of not less than two-thirds of the outstanding shares entitled to vote thereon and, to the extent, if any, provided by resolution adopted by the Board of Directors authorizing the issuance of a class or series of Common Stock or Preferred Stock or required by the provisions of the Washington Business Corporation Act, the affirmative vote of the holders of not less than two-thirds of the outstanding shares of such class or series, voting as a separate voting group, shall be required for the adoption or authorization of a Significant Transaction.

     11.2.2. MAJORITY VOTE

     Notwithstanding subsection 11.2.1 hereof, if a Significant Transaction shall have been approved by a majority of the Continuing Directors, voting separately and as a subclass of Directors, and if such Significant Transaction is otherwise required to be approved by this Corporation's shareholders pursuant to the provisions of the Washington Business Corporation Act or of these Articles of Incorporation other than this Article 11, then the affirmative vote of the holders of not less than a majority of the outstanding shares entitled to vote thereon and, to the extent, if any, provided by resolution adopted by the Board of Directors authorizing the issuance of a class or series of Common Stock or Preferred Stock or required by the provisions of the Washington Business Corporation Act, the affirmative vote of the holders of not less than a majority of the outstanding shares of such class or series, voting as a separate voting group, shall be required for the adoption or authorization of such Significant Transaction.


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     11.2.3. NO SHAREHOLDER VOTE

     Notwithstanding subsection 11.2.1 or 11.2.2 hereof, if a Significant Transaction shall have been approved by a majority of the Continuing Directors, voting separately and as a subclass of Directors, and if such Significant Transaction is not otherwise required to be approved by this Corporation's shareholders pursuant to the provisions of the Washington Business Corporation Act or of these Articles of Incorporation other than this Article 11, then no vote of the shareholders of this Corporation shall be required for approval of such Significant Transaction.

                   ARTICLE 12. SPECIAL MEETING OF SHAREHOLDERS

     The Chairman of the Board, the Chief Executive Officer, the President or the Board of Directors may call special meetings of the shareholders for any purpose. Further, a special meeting of the shareholders shall be held if the holders of not less than twenty-five (25%) percent of all the votes entitled to be cast on any issue proposed to be considered at such special meeting have dated, signed and delivered to the Secretary of this Corporation, no later than twenty (20) days prior to the date of such meeting, one or more written demands for such meeting describing the purpose or purposes for which it is to be held.

Dated:                         , 2006
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                                        LIGHT SCIENCES ONCOLOGY, INC.


                                        By
                                           -------------------------------------
                                           Llew Keltner
                                           President and Chief Executive Officer


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